UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2016

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-146934	98-0557171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1889 FM 2088, Quitman, TX	75783
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (254) 631-2093

1301 Avenue M, Cisco, TX 76437
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

On October 31, 2016 the Registrant received notice from George Stewart, CPA (the “Former Accountant”) of his retirement to become effective immediately. Our Sole Director approved the engagement of Fruci & Associates II, PLLC (the “New Accountant”) to serve as the Registrant’s independent registered public accountants for fiscal year ended July 31, 2016. The New Accountant was engaged on November 14, 2016.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern, which was included in our accountant’s report on the financial statements for the past two years, the Former Accountant’s reports on the financial statements of the Company for the years ended July 31, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period of the Former Accountant’s engagement and through October 31, 2016, there have been no disagreements with the Former Accountant (as defined in Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused them to make reference thereto in their report on financial statements for any period.

The Registrant requested that the Former Accountant to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter furnished in response to that request is filed as Exhibit 10-1 hereto.

Item 9.01	Financial Statements and Exhibits

16.1	Letter of Consent from George Stewart, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

/s/ Howard Siegel
Howard Siegel
Director, President, Principal Executive Officer and Principal Financial Officer

Date: November 29, 2016

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